Exhibit 99.1

Blue Whale Acquisition Corp I Receives Notification of Deficiency from Nasdaq

Related to Delayed Filing of Annual Report on Form 10-K

ABU DHABI, United Arab Emirates, April 25, 2023 – Blue Whale Acquisition Corp I (the “Company”) received on April 21, 2023 a standard notice from Nasdaq indicating that, as a result of not having timely filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Form 10-K”), the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of all required periodic financial reports with the Securities and Exchange Commission (the “SEC”).

The Nasdaq notice has no immediate effect on the listing or trading of the Company’s securities on the Nasdaq Capital Market. On April 24, 2023, the Company filed the Form 10-K with the SEC and notified Nasdaq of such filing.

ABOUT BLUE WHALE ACQUISITION CORP I

Blue Whale Acquisition Corp I is a blank check company formed by an affiliate of Mubadala Capital. Mubadala Capital is the asset management subsidiary of Mubadala, a leading global sovereign investor headquartered in Abu Dhabi. In addition to managing its own balance sheet investments, Mubadala Capital manages c. $17 billion in aggregate across its own balance sheet investments and in third-party capital vehicles on behalf of institutional investors, including four private equity funds, three early-stage venture funds and two funds in Brazil focused on special situations. Mubadala Capital is a differentiated and value-added investor that leverages both the Mubadala network and the relationships embedded within the investment teams to source proprietary investment opportunities on a global basis. Each business employs a thesis-driven investment strategy, prioritizing capital preservation and long-term value creation.

Mubadala Capital has a long track record of successfully identifying category leaders suitable for investment, especially in media, entertainment, and premium content and services sectors. Representative transactions the firm has consummated in the recent past include EMI Music Publishing (acquired in 2012 and successfully exited in 2018, making Mubadala Capital one of the few institutional investors to successfully structure, purchase and exit a major music asset in the last decade), Endeavor (acquired in 2014), Reigning Champs (acquired in 2014), Imagine Entertainment (acquired in 2016), YES Network (acquired in 2019) and Looping Group (acquired in 2019). In total, these transactions and others in the media, entertainment and premium content and services sectors represent more than $1 billion of capital deployed.

Forward-Looking Statements

Certain statements contained in this press release and certain materials the Company files with the SEC, as well as information included in oral statements or other written statements made or to be made by the Company, other than statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements speak only as of the date of this press release. These forward-looking statements are based on management’s current expectations, assumptions and beliefs regarding future events and are based on currently available information as to the outcome and timing of future events, certain of which are beyond the Company’s control, and actual results may differ materially depending on a variety of important factors. These factors include, but are not limited to, a variety of risk factors affecting the Company’s business and prospects disclosed in the Company’s annual, quarterly reports and subsequent reports filed with the SEC, as amended from time to time. Any or all of these occurrences could cause actual results to differ from those in the forward-looking statements, and the Company does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Media Contact:

Salam Kitmitto

sakitmitto@mubadala.ae

+971 50 276 9286

Mubadala Capital

investors@bluewhaleipo.com